UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

ART’S-WAY MANUFACTURING CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of Principal Executive Offices) (Zip Code)

(712) 864-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 12, 2012, Art’s-Way Manufacturing Co., Inc. (the “Company”), hired Dean Droegemueller to serve as the Company’s Director of Finance. In his role as Director of Finance, Mr. Droegemueller will perform the duties of principal accounting officer.

Mr. Droegemueller, 45, has over 20 years of experience in financial and accounting positions in several industries. Prior to joining the Company, he served as Controller for WuXi AppTec, Inc., a global pharmaceutical, biopharmaceutical, and medical device outsourcing company, from 2008 to 2011. Mr. Droegemueller’s previous positions were with Millennium Import LLC as Assistant Controller from 2002 to 2010, and American Medical Systems, Inc. as Staff Accountant from 1998 to 2002. Earlier in his career, Mr. Droegemueller held various positions at ViroMed Laboratories, Inc. and Medi-Ject Corporation. Mr. Droegemueller graduated from St. Cloud State University in 1991 with a BS in accounting and holds a CPA license (inactive) in the state of Minnesota.

Mr. Droegemueller’s employment with the Company is subject to an employment agreement, dated effective September 12, 2012, by and between the Company and Mr. Droegemueller (the “Agreement”). The Agreement provides for at-will employment and an initial annual base salary of $92,500. Mr. Droegemueller is also eligible to receive incentive compensation, including cash bonuses and equity awards, in the exclusive discretion of the Board of Directors (or a committee authorized by the Board of Directors), and to participate in any and all other employee benefit plans that are generally available to the Company’s employees.

The Agreement may be terminated at any time by either party. If the Agreement is terminated by the Company without cause (as defined in the Agreement), the Company may be required to pay up to six weeks of compensation and benefits to Mr. Droegemueller, in exchange for his release of any and all claims against the Company and his compliance with the one-year non-competition and non-solicitation provisions of the Agreement. The Agreement also contains confidentiality and assignment of inventions provisions that survive the termination of the Agreement for an indefinite period.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements:  None

(b)           Pro forma financial information:  None

(c)           Shell Company Transactions:  None

(d)           Exhibits:

10.1           Employment Agreement, by and between the Company and Dean Droegemueller, dated effective as of September 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 14, 2012

ART’S-WAY MANUFACTURING CO., INC.

/s/ Carrie L. Majeski
Carrie L. Majeski
President, Chief Executive Officer, and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

ART’S-WAY MANUFACTURING CO., INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
September 12, 2012	000-05131

Exhibit No.	ITEM

10.1	Employment Agreement, by and between the Company and Dean Droegemueller, dated effective as of September 12, 2012.